                                                                  EXHIBIT 10(ll)

                            WARRANT ESCROW AGREEMENT

                  This Warrant Escrow Agreement (this "Agreement"), dated as of April 3, 2001, by and among ACCESS WORLDWIDE COMMUNICATIONS, INC., a Delaware corporation (the "Company"), the lenders identified on the signature pages hereto (collectively, the "Lenders"), BANK OF AMERICA, N.A., successor to NationsBank, N.A., as agent for the Lenders (in such capacity, the "Agent"), and INVESTORS TITLE ACCOMMODATION CORPORATION, as escrow agent (the "Escrow Agent"). All capitalized terms not defined herein shall have the meaning assigned to them in the Credit Agreement (as defined below).

                  SECTION 1. Deposit. Pursuant to the terms of the Fourth Amendment and Waiver Agreement, dated as of April 3, 2001, among the Company, the Guarantors listed on the signature pages thereof, the Lenders and the Agent (the "Fourth Amendment and Waiver Agreement"), concurrently with the execution of the Fourth Amendment and Waiver Agreement, the Company shall deliver a warrant (the "Warrant") initially to purchase 1,510,909 shares (the "Warrant Shares") of its Common Stock, par value $0.01 per share (the "Common Stock"), to the Escrow Agent for deposit in a designated account (the Warrant while held by the Escrow Agent pursuant to this Agreement, the "Escrow Property"). The Escrow Agent hereby agrees that upon receipt thereof, such Escrow Property shall be released from escrow hereunder only in conformity with, and upon the terms and conditions set forth in, this Agreement.

                  SECTION 2. Release from Escrow. (a) The Escrow Agent shall release the Warrant to the Agent in the amount indicated in the Release Certificate (as defined below) upon the earlier of (i) March 31, 2002 and (ii) the request of the Agent to the Company upon the occurrence of a Put Event (as defined in Section 9 of the Warrant). Notwithstanding the foregoing, if there are no then existing Defaults or Events of Default under the Credit Agreement dated as of March 12, 1999 among the Company, certain Guarantors named on the signature pages thereto, the Lenders and the Agent, as amended (the "Credit Agreement"), on or before the following dates, the aggregate amount of the Warrant Shares indicated in the Warrant shall be reduced as follows: (x) to the extent the Company makes voluntary partial prepayments of the Term Loan pursuant to the terms contained in the Credit Agreement on or before March 31, 2002 which exceed $5,000,000 in the aggregate, the aggregate number of Warrant Shares would be reduced on a pro rata basis by the ratio of (1) the aggregate amount of such prepayments of the Term Loan prior to March 31, 2002 to (2) the total outstanding indebtedness of the Company under the Credit Agreement prior to the application of such prepayments, and (y) if on or before March 31, 2002, the sum of (I) the outstanding principal balance of the Term Loan plus (II) the Aggregate Revolving Committed Amount is reduced to an amount equal to or less than $13,920,625, the aggregate number of Warrant Shares shall be reduced to zero.

                  (b) The Escrow Agent shall not release any Escrow Property unless it shall have received a certificate substantially in the form of Exhibit A hereto (the "Release Certificate") which shall provide in reasonable detail instructions as to the delivery of the Escrow Property. To the extent that the certificate representing the Warrant is to be registered in names and/or denominations other than those set forth on the certificate(s) constituting the Escrow Property, the Release Certificate shall provide such information. If necessary, the Escrow Agent

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shall present such certificate(s) and information to the Company for registration of transfer or exchange and shall deliver such Warrant in accordance with the terms of the Release Certificate.

                  SECTION 3. Compensation and Reimbursement of Escrow Agent. The Company shall pay to the Escrow Agent such fees and expenses as shall be agreed upon in writing between them on or before the date hereof.

                  SECTION 4. Responsibilities of the Escrow Agent. (a) The Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Agreement. No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement of the Company or the Lenders beyond the specific terms hereof.

                  (b) The Escrow Agent shall not be liable hereunder except for its own gross negligence, bad faith or willful misconduct and the Company and the Lenders agree to indemnify the Escrow Agent for and hold it harmless as to any loss, liability or expenses, including attorney fees, incurred without gross negligence, bad faith or willful misconduct on the part of the Escrow Agent and arising out of or in connection with the Escrow Agent's duties under this Agreement. In no event shall the Escrow Agent be liable (i) for acting in good faith, without gross negligence, bad faith or willful misconduct, in accordance with instructions from the Company and/or the Lenders or any of their agents,
(ii) for incidental, indirect, special or consequential damages, (iii) for the acts or omissions of its nominees, correspondents, designees, sub-agents or sub-custodians that do not constitute gross negligence, bad faith or willful misconduct or (iv) for any amount in excess of the value of the Escrow Property.

                  (c) The Escrow Agent shall (in the absence of bad faith, gross negligence or willful misconduct) be entitled to rely upon any order, judgment, certification, instruction, notice, opinion or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof or such court's jurisdiction in the matter. The Escrow Agent may (in the absence of bad faith, gross negligence or willful misconduct) act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                  The Escrow Agent may at any time request in writing written instructions from the Company and the Agent, and may at its option include in such request the course of action it proposes to take, and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Escrow Agent shall not be liable for acting without the consent of the Company and the Agent in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least five Business Days after the Company and the Agent receive the Escrow Agent's request for instructions and its proposed course of action, and provided further that, prior to so acting, the Escrow Agent has not received the written instructions requested or other written instructions signed by the Company and the Agent not inconsistent with the terms of this Agreement. The Agent, the


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Escrow Agent and the Company shall send copies of all such written correspondence received or sent by such party to the other parties hereto.

                  (d) The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Property, any account in which Escrow Property is deposited or this Agreement, or to prosecute or defend any such legal action or proceeding brought by persons not a party to this Agreement. The Escrow Agent may act in accordance with advice of counsel chosen by it with respect to any matter relating to this Agreement and shall not be liable and shall be fully indemnified for any liability whatsoever for any action taken or omitted to be taken in good faith in accordance with such written advice. The Company shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

                  (e) The Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and has only possession thereof.

                  (f) The Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it by the Company or the Agent.

                  (g) The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

                  (h) In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or between any party or any other person or entity with respect to any property deposited hereunder, the Escrow Agent shall be entitled, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the undersigned for its failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, at its sole option, either such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in writing, satisfactory to the Escrow Agent or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of its acting. The Escrow Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary.

                  (i) No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

                  (j) The Escrow Agent shall not be required to invest any amounts held as part of the Escrow Property.


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

                  SECTION 5. Resignation and Removal of Escrow Agent. (a) The Escrow Agent may resign at any time by giving at least 20 days written notice to the Company and the Agent. Such resignation shall take effect upon the appointment of a successor escrow agent as provided below. During such 20-day period, the Company shall appoint a successor escrow agent that is reasonably acceptable to Agent at which time the Escrow Agent shall hold such property or funds, pending distribution, until all fees, costs and expenses or other obligations owed to the Escrow Agent are paid. If a successor escrow agent has not been appointed or has not accepted such appointment by the end of the 20-day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent, or for other appropriate relief and the costs, expenses and reasonable attorney's fees and expenses which the Escrow Agent incurs in connection with such a proceeding shall be paid by the Company.

                  (b) The Company may remove the Escrow Agent upon 30 days' written notice to the Escrow Agent and the Agent. Such removal shall take effect upon delivery of the Escrow Property to a successor escrow agent designated in writing by the Company that is reasonably acceptable to Agent, and the Escrow Agent shall thereupon be discharged from all obligations under this Agreement and shall have no further duties or responsibilities in connection herewith. The Escrow Agent shall deliver the Escrow Property without unreasonable delay after receiving notice from the Company of its designation of a successor escrow agent and upon receipt of all fees and reimbursement for all costs and other expenses or other obligations owed to the Escrow Agent.

                  (c) If after 45 days from the date of delivery of its written notice of intent to resign or of the Company's notice of removal the Escrow Agent has not received a written designation of a successor escrow agent, the Escrow Agent's sole responsibility shall be to retain custody of the Escrow Property, or to apply to a court of competent jurisdiction for appointment of a successor escrow agent and after such appointment to have no further duties or responsibilities in connection herewith.

                  (d) The provisions of Sections 2, 3, 4, 5 and 6 shall survive termination of this Agreement and/or the resignation or removal of the Escrow Agent.

                  (e) Upon the appointment of a successor escrow agent and the acceptance of such appointment, such successor escrow agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent's resignation or removal, the provisions of this Agreement shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement.

                  SECTION 6. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.


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

                  SECTION 7. Benefits and Assignment. Nothing in this Agreement, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto and their successors and assigns, any legal claim under any covenant, condition or provision hereof, all the covenants, conditions and provisions contained in this Agreement being for the sole benefit of the parties hereto and their successors and assigns. No party may assign any of its rights or obligations under this Agreement without the written consent of all the other parties, which consent may be withheld in the sole discretion of the party whose consent is sought.

                  SECTION 8. Amendment and Waiver. This Agreement may be modified, waived, discharged or terminated only by a written amendment signed by each of the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged. No delay or omission by any party in exercising any right with respect to this Agreement shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

                  SECTION 9. Headings. The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation thereof.

                  SECTION 10. Notices. All notices, instructions, reports and other written communications to be given or made under this Agreement shall be deemed to have been validly given or made if, unless otherwise indicated, delivered personally, by facsimile (receipt confirmed by telephone) or sent by first-class mall, postage prepaid:

                  (a)      To the Escrow Agent at:

                           Investors Title Accommodation Corporation
                           121 N. Columbia Street
                           Chapel Hill, NC  27514
                           Attn: Ms. Carol Hayden
                           Facsimile No.: (919) 968-2224

                  (b)      To the Company at:

                           Access Worldwide Communications
                           4950 Blue Lake Drive, Suite 300
                           Boca Raton, FL 33431
                           Attn:  Mr. Michael Dinkins
                           Facsimile No.: (800) 464-8599


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

                           with a copy to:

                           Shapiro, Abrams & Zedeck
                           1776 North Pine Island Road, Suite 326
                           Fort Lauderdale, FL 33322
                           Attn: Kenneth W. Shapiro, Esq.
                           Facsimile No.: (954) 523-0997

                  (c)      To the Agent at:

                           Bank of America, N.A.
                           8300 Greensboro Drive
                           Suite 800
                           McLean, VA 22102
                           Attn:  Mr. James W. Harper
                           Facsimile No.: (703) 761-8559

                           with a copy to:

                           Moore & Van Allen, PLLC
                           100 North Tryon Street, Floor 47
                           Charlotte, NC 28202-4003
                           Attention:  David L. Eades, Esq.
                           Telecopy No.: (704) 378-2044

                  (d)      To the following Lenders at:

                           Fleet National Bank
                           502 Carnegie Center
                           Mail Stop:  NJRP 44802B
                           Princeton, NJ 08543
                           Attn:  Mr. Stephen Hill
                           Facsimile No.:  (609) 799-9198

                           with a copy to:

                           FSC Corp.
                           c/o Bank Boston Capital
                           175 Federal Street - 10th Floor
                           Boston, MA 02210
                           Attn:  Ms. Mary Josephs Reilly
                           Facsimile No.:  (617) 434-1153


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

                           ARK CLO 2000-1, Limited
                           c/o Patriarch Partners, LLC
                           40 Wall Street - 25th Floor
                           New York, NY 10005
                           Attn:  Lynn Tilton/Dennis Dolan
                           Facsimile No.:  (212) 825-2038

                           with a copy to:

                           Woodside Capital
                           36 Woodland Street
                           Hartford, CT 06105
                           Attn:  Mr. Scott Schooley
                           Facsimile No.:  (860) 547-1870

                           European American Bank
                           1 EAB Plaza
                           Uniondale, NY 11555
                           Attn:  Mr. Michael Cipot
                           Facsimile No.:  (516) 296-5613

                  SECTION 11. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

                  SECTION 12. Entire Agreement. This Agreement shall constitute the entire agreement of the parties with respect to the subject matter herein and supersedes all prior oral or written agreements in regard thereto.

                  SECTION 13. Rights and Remedies. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy shall not preclude or inhibit the subsequent exercise of such right or remedy.

                  SECTION 14. Representations and Warranties. (a) The Company hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Company. The execution, delivery and performance of this Agreement by the Company does not violate any applicable law or regulation to which the Company is subject, except for such consents and approvals as have been obtained and are in full force and effect.

                  (b) The Escrow Agent hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Escrow Agent. The execution, delivery and performance of this Agreement by the Escrow Agent does not violate any applicable law or regulation to which it is


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

subject and does not require the consent of any governmental or other regulatory body to which it is subject, except for such consents and approvals as have been obtained and are in full force and effect.

                  (c) Each Lender hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of such Lender. The execution, delivery and performance of this Agreement by such Lender does not violate any applicable law or regulation to which it is subject and does not require the consent of any governmental or other regulatory body to which it is subject, except for such consents and approvals as have been obtained and are in full force and effect.

                  SECTION 15. Counterparts. This Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute on and the same agreement.

                  SECTION 16. Termination. This Agreement shall terminate automatically following (i) disbursement of all Escrow Property, (ii) the reduction of the aggregate amount of the Warrant Shares to zero pursuant to
Section 2(a) or (iii) unless sooner terminated by agreement of the parties hereto (in accordance with the terms hereof); provided, however, that the obligations of the Company under Section 3 and Section 4(b) (and any existing claims thereunder) shall survive termination of this Agreement and the resignation or removal of the Escrow Agent; provided, further, that until such disbursement, the Company will cause this Agreement (or any permitted successor agreement) to remain in effect and will cause there to be an escrow agent (including any permitted successor thereto) acting hereunder (or under any such permitted successor agreement).

                  SECTION 17. Beneficial Ownership of Warrant Shares. The parties hereto agree that the beneficial ownership of the Warrant Shares as of the date hereof shall be as set forth on Exhibit B attached hereto.


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

                  IN WITNESS WHEREOF, the parties have caused this Warrant Escrow Agreement to be executed by duly authorized representatives as of the day and year first written above.

                                   COMPANY:

                                   ACCESS WORLDWIDE COMMUNICATIONS, INC.

                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:


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

                                   ESCROW AGENT:

                                   INVESTORS TITLE ACCOMMODATION CORPORATION,

                                   as Escrow Agent

                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:


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

                                   LENDERS

                                   BANK OF AMERICA, N.A., successor to
                                   NationsBank, N.A., individually in its
                                   capacity as Lender and in its capacity
                                   as Agent


                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                   FLEET NATIONAL BANK

                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                   ARK CLO 2000-1, LIMITED

                                   By: Patriarch Partners, LLC,
                                       its Collateral Manager

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                   EUROPEAN AMERICAN BANK

                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:


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

                                    Exhibit A

                              Bank of America, N.A.
                              8300 Greensboro Drive
                                    Suite 800
                                McLean, VA 22102
                            Attn: Mr. James W. Harper

                                                                     , 2001

Investors Title Accommodation Corporation
121 N. Columbia Street
Chapel Hill, NC  27514
Attn:  Ms. Carol Hayden

Ladies and Gentlemen:

         Reference is made to the Warrant Escrow Agreement dated as of April 3, 2001 (the "Escrow Agreement") by and among Access Worldwide Communications, Inc., a Delaware corporation (the "Company"), the Lenders set forth on the signature pages thereto, Bank of America, N.A., as agent for such Lenders (the "Agent"), and Investors Title Accommodation Corporation, as escrow agent. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Escrow Agreement.


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

                  Pursuant to Section 2(b) of the Escrow Agreement, we hereby instruct you to release a Warrant for a total of ________ Warrant Shares from escrow and to deliver said Warrant to the Agent.

                                   Very truly yours,

                                   BANK OF AMERICA, N.A., in its capacity
                                   as Agent


                                   By:
                                   --------------------------------------------
                                   Name:
                                   Title:


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

                                    Exhibit B


                                                   WARRANT       FULLY-DILUTED
                                 WARRANTS        PERCENTAGE       PERCENTAGE*
                                 --------        ----------      -------------
Bank of America, N.A.           581,118.847     38.46153847%        4.62%
Ark CLO 2000-1, Limited         464,895.077     30.76923077%        3.68%
Fleet National Bank**           232,447.538     15.38461538%        1.85%
European American Bank          232,447.538     15.38461538%        1.85%
                                 1,510,909          100%             12%


 *Assumes outstanding 9,740,001 shares of common stock, full granting and exercise of 1,300,000 options for common stock and 40,000 shares of preferred stock.

**On April 3, 2001, Fleet National Bank has assigned its beneficial interests in the Warrant to FSC Corp.

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